Exhibit 10.3

[Confidential treatment has been requested with respect to the omitted portions of this exhibit. This copy omits information subject to a confidentiality request filed with the Securities and Exchange Commission. Omissions are designated with the characters [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission along with the request for confidential treatment.]

PURCHASE AGREEMENT

by and among

KIRIN SD, INC.

and

ADVANCED CELL TECHNOLOGY, INC.

As of May 9, 2006

i

Table of Contents
(continued)

ii

PURCHASE AGREEMENT

This PURCHASE AGREEMENT, dated as of May 9, 2006 (together with the exhibits attached hereto, this “Agreement”), is entered into by and between Kirin SD, Inc., a Delaware corporation (the “Purchaser”), and  Advanced Cell Technology, Inc., a Delaware corporation (“ACT”). Certain capitalized terms used in this Agreement are defined on Exhibit A attached hereto.

RECITALS

WHEREAS, on July 18, 2005, the Purchaser purchased all of the issued and outstanding limited liability company interests or units of Aurox, LLC, a Delaware limited liability company (“Aurox”), and substantially all of the limited liability company interests or units of Hematech, LLC, a Delaware limited liability company (“Hematech”); and

WHEREAS, ACT owns the remaining limited liability company interests or units of Hematech (the “ACT Interests”); and

WHEREAS, the Purchaser wishes to purchase, and ACT wishes to sell, the ACT Interests in accordance with the terms and subject to the conditions of this Agreement; and

WHEREAS, Kirin Beer Kabushiki Kaisha (“Kirin”) and ACT desire to enter into that certain Exclusive License Agreement and certain Non-Exclusive License Agreement substantially in the forms attached hereto as Exhibit D and Exhibit E (the “License Agreements”) concurrent with and as a condition to the closing of the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties agree as follows:

ARTICLE 1

PURCHASE AND PAYMENT

1.1           Purchase. Upon the terms and subject to the conditions of this Agreement, ACT hereby sells, conveys, assigns, transfers and delivers to the Purchaser, and the Purchaser hereby purchases, acquires and accepts from ACT, all of ACT’s right, title and interest in and to the ACT Interests free and clear of all Encumbrances.

1.2           Purchase Price. In consideration for the purchase by the Purchaser of the ACT Interests, the Purchaser hereby pays to ACT [***] U.S. Dollars ($[***]) (the “Purchase Price”) by wire transfer to the account designated by ACT.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF ACT

ACT hereby represents and warrants to the Purchaser as of the date hereof (or, if made as of a specified date, as of such specified dated) as follows:

2.1           Organization and Standing. ACT is a corporation, duly organized, validly existing and in good standing under the Laws of the state or jurisdiction of its organization and has all requisite power and authority (corporate, partnership or otherwise) to own, lease, use and operate its properties and to conduct its business.

2.2           Power and Authority.

(a)           ACT has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. ACT has all power and authority to execute and deliver the other agreements, documents and instruments to be executed and delivered by it in connection with this Agreement and to consummate the transactions contemplated thereby.

(b)           The execution, delivery and performance of this Agreement by ACT and the consummation by ACT of the transactions to be consummated by ACT hereby, and the execution, delivery and performance of the other agreements, documents and instruments to be executed and delivered in connection with this Agreement by ACT and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action or proceeding on the part of ACT.

(c)           This Agreement and the other agreements, documents and instruments executed and delivered in connection with this Agreement, have been duly executed and delivered by ACT and constitute the legal, valid and binding obligation of ACT enforceable against ACT in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other Laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

2.3           Conflicts; Consents and Approvals. Neither the execution and delivery by ACT of this Agreement and the other agreements, documents and instruments to be executed and delivered by ACT in connection with this Agreement nor the consummation of the transactions contemplated hereby or thereby, does:

(a)           conflict with, or result in a breach of any provision of, the organizational documents of ACT, if applicable;

(b)           violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or give rise to any obligation to make a payment under, or to any increased, additional or guaranteed rights of any Person under, or result in the creation of any Encumbrance upon any of the properties or assets of ACT under any of the terms, conditions or provisions of (i) any material Contract to which ACT is a party or to which any of their properties or assets are bound or (ii) any permit, registration, approval, license or other authorization or filing to which ACT is subject or to which any of its properties or assets is subject, that would, individually or in the aggregate, be reasonably likely to prevent or materially impede or delay the consummation by ACT, of the transactions contemplated by this Agreement;

(c)           require any action, consent or approval of any non-governmental third party other than any such action, consent or approval the failure to obtain which would not, individually or in the aggregate, be reasonably likely to prevent or materially impede or delay the consummation by ACT of the transactions contemplated by this Agreement;

(d)           violate any material order, writ, or injunction, decree or Law applicable to ACT; or

(e)           require any material action, consent or approval of, or review by, or registration or filing by ACT with, any Governmental Authority.

2.4           Litigation. There is no Action pending or threatened in writing, or, to ACT’s knowledge, otherwise threatened, against ACT that seeks, or would be reasonably likely, to prohibit or materially restrain the ability of ACT to enter into this Agreement or prevent or materially impede or delay the consummation by ACT of any of the transactions contemplated hereby.

2.5           Brokers. No Person has acted directly or indirectly as a broker, finder or financial advisor for ACT in connection with the negotiations relating to or the transactions contemplated by this Agreement, and no Person is entitled to any fee or commission or like payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of ACT.

2.6           Ownership. ACT is the lawful owner beneficially and of record of the ACT Interests, free and clear of all Encumbrances. As of the date hereof, Purchaser shall acquire good and marketable title to the ACT Interests, free and clear of all Encumbrances.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to ACT, as of the date hereof (or, if made as of a specified date, as of such specified date), as follows:

3.1           Organization and Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.

3.2           Authority.

(a)           The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Purchaser has all requisite corporate power and authority to execute and deliver the other agreements, documents and instruments to be executed and delivered by it in connection with this Agreement and to consummate the transactions contemplated thereby.

(b)           The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated to be consummated by the Purchaser hereby, and the execution, delivery and performance of the other agreements, documents and instruments to be executed and delivered in connection with this Agreement by the Purchaser and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action or proceeding on the part of the Purchaser.

(c)           This Agreement and the other agreements, documents and instruments executed and delivered in connection with this Agreement have been duly executed and delivered by the Purchaser and constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other Laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3.3           Conflicts; Consents and Approvals. Neither the execution and delivery by the Purchaser of this Agreement and the other agreements, documents and instruments to be executed and delivered by either of them in connection with this Agreement, nor the consummation of the transactions contemplated hereby or thereby, does:

(a)           conflict with, or result in a breach of any provision of, the organizational documents of the Purchaser;

(b)           violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or give rise to any obligation to make a payment under, or to any increased, additional or guaranteed rights of any Person under, or result in the creation of any Encumbrance upon any of the properties or assets of the Purchaser under any of the terms, conditions or provisions of (i) any Contract to which the Purchaser is a party or to which any of its properties or assets are bound or (ii) any permit, registration, approval, license or other authorization or filing to which the Purchaser is subject or to which any of its properties or assets is subject, that would, individually or in the aggregate, be reasonably likely to prevent or materially impede or delay the consummation by the Purchaser, of the transactions contemplated by this Agreement;

(c)           require any action, consent or approval of any non-governmental third party other than any such action, consent or approval the failure to obtain which would not, individually or in the aggregate, be reasonably likely to prevent or materially impede or delay the consummation by the Purchaser of the transactions contemplated by this Agreement;

(d)           violate any material order, writ, or injunction, decree or Law applicable to the Purchaser; or

(e)           require any material action, consent or approval of, or review by, or registration or filing by the Purchaser with, any Governmental Authority, except possible actions in connection with U.S. export control laws.

3.4           Litigation. There is no Action pending or threatened in writing, or, to Purchaser’s knowledge, otherwise threatened, against the Purchaser that seeks, or would be reasonably likely, to prohibit or materially restrain the ability of the Purchaser to enter into this Agreement or prevent or materially impede or delay the consummation by the Purchaser of any of the transactions contemplated hereby.

3.5           Brokers. No Person has acted directly or indirectly as a broker, finder or financial advisor for the Purchaser in connection with the negotiations relating to or the transactions contemplated by this Agreement, and no Person is entitled to any fee or commission or like payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of the Purchaser.

ARTICLE 4

CONDITIONS TO CLOSING

4.1           Mutual Conditions. The respective obligations of each party hereto to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or, if legally permitted, waiver by all parties hereto at or prior to the execution of this Agreement of the following conditions:

(a)           There shall not be in effect any Order issued by any Governmental Authority preventing the consummation of the transactions contemplated herein, seeking any material damages as a result of the transactions contemplated herein, or otherwise materially affecting the right or ability of the Purchaser to own the ACT Interests, nor shall any Action be pending that seeks any of the foregoing.

(b)           There shall not be any Law prohibiting ACT from selling the ACT Interests or the Purchaser from owning the ACT Interests or that makes this Agreement or the consummation of the transactions contemplated herein illegal.

4.2           Conditions to Purchaser’s Obligations. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by the Purchaser prior to or at the Closing of each of the following conditions:

(a)           ACT shall have executed and delivered to the Purchaser an Instrument of Transfer and Receipt.

(b)           ACT shall have executed and delivered to the Purchaser a covenant not to sue substantially in the form of Exhibit B attached hereto.

(c)           ACT shall have executed and delivered to the Purchaser a release, substantially in the form of Exhibit C attached hereto.

(d)           ACT shall have executed and delivered to Kirin the Exclusive License Agreement and Non-Exclusive License Agreement substantially in the form of Exhibit D and Exhibit E attached hereto.

(e)           ACT shall have delivered to the Purchaser certified copies of the resolutions, duly adopted by the Board of Directors of ACT, which shall be in full force and effect on the date hereof, authorizing the execution and delivery and performance by ACT of this Agreement and the consummation of the transactions contemplated hereby.

(f)            No Action shall have been commenced or threatened against the Purchaser or against any Representative (as hereinafter defined) of Purchaser (i) involving any challenge to, or seeking Damages (as hereinafter defined) or other relief in connection with, the transactions contemplated herein; or (ii) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with the transactions contemplated herein.

4.3           Conditions to ACT’s Obligations. The obligations of ACT to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by ACT at or prior to the Closing of each of the following conditions:

(a)           Kirin shall have executed and delivered to ACT the Exclusive License Agreement and Non-Exclusive License Agreement substantially in the form of Exhibit D and Exhibit E attached hereto.

(b)           No Action shall have been commenced or threatened against ACT (i) involving any challenge to, or seeking Damages or other relief in connection with, the transactions contemplated herein; or (ii) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with the transactions contemplated herein.

(c)           Purchaser shall deliver or cause to be delivered to ACT the Purchase Price.

ARTICLE 5

SURVIVAL OF REPRESENTATIONS AND
WARRANTIES; INDEMNIFICATION

5.1           Survival of Representations and Warranties. All of the representations and warranties provided for in this Agreement shall survive the closing of the transactions contemplated herein until December 31, 2006; provided that the representations and warranties set forth in Sections 2.1, 2.2, 2.6, 3.1 and 3.2 shall survive indefinitely; provided further that any representations and warranties shall survive with respect to, and to the extent of, any claim for indemnification in accordance with this Article V prior to the applicable termination date until final resolution of such claim. The representations and warranties contained in this Agreement (and any right to indemnification for breach thereof) shall not be affected by any investigation, verification or examination by any party hereto or by any Representative (as defined below) of any such party or by any such party’s knowledge of any facts with respect to the accuracy of any such representation or warranty.

5.2           Indemnification by ACT. ACT, jointly and severally, shall indemnify, defend and hold harmless the Purchaser and its Affiliates, and their respective officers, directors, employees, agents and representatives, and each of their heirs, executors, successors and assigns (collectively, the “Representatives”), against and in respect of any and all Damages to the extent arising out of or resulting from any breach of a representation or warranty made by ACT in this Agreement.

5.3           Indemnification by Purchaser. Purchaser shall indemnify, defend and hold harmless ACT and its Representatives, against and in respect of any and all Damages to the extent arising out of or resulting from any breach of a representation or warranty made by the Purchaser in this Agreement.

5.4           Definition of Damages. “Damages” shall mean and include, collectively, any and all damages, injuries, claims, demands, settlements, judgments, awards, fines, penalties, Taxes, losses, Liabilities, together with all out-of-pocket costs and expenses, including reasonable fees and disbursements of counsel, accountants, consultants or experts and expenses of investigation incurred by a party entitled to indemnification hereunder as a result of a matter giving rise to a claim for indemnification hereunder.

5.5           Procedures for Indemnification.

(a)           A party entitled to be indemnified pursuant to Section 5.2 or 5.3 (the “Indemnified Party”) shall promptly notify the party liable for such indemnification (the “Indemnifying Party”) in writing, of any claim or demand with reasonable specificity, under which the Indemnified Party has determined has given or is reasonably likely to give rise to a right of indemnification under this Agreement within 45 days of such determination; provided, however, that a failure to provide such notice shall not relieve any Indemnifying Party of its obligations hereunder except to the extent that it has been materially prejudiced by such failure.

(b)           If the Indemnified Party shall notify the Indemnifying Party of any claim or demand pursuant to Section 5.5(a), and if such claim or demand relates to a claim or demand asserted by a third party against the Indemnified Party that the Indemnifying Party acknowledges is a claim or demand for which it must indemnify or hold harmless the Indemnified Party under Section 5.2 or 5.3, the Indemnifying Party shall have the right to employ counsel of its choice to defend any such claim or demand asserted against the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any such claim or demand at its own expense. The Indemnifying Party shall notify the Indemnified Party in writing, as promptly as possible (but in any case before the due date for the answer or response to a claim) after the date of the notice of claim given by the Indemnified Party to the Indemnifying Party under Section 5.5(a), of its election to defend in good faith any such third party claim or demand. So long as the Indemnifying Party is defending in good faith any such claim or demand asserted by a third party against the Indemnified Party, the Indemnified Party shall not settle or compromise such claim or demand. The Indemnified Party shall make available to the Indemnifying Party or its agents, at the Indemnifying Party’s cost, all records and other material in the Indemnified Party’s possession reasonably required by it for its use in contesting any third party claim or demand. Neither the Indemnifying Party nor the Indemnified Party shall settle or compromise any such claim or demand unless the Indemnifying Party or the Indemnified Party, as the case may be, is given a full and complete release of any and all liability by all relevant parties relating thereto. If notice is given to an Indemnifying Party of the commencement of any action and it does not, within 15 days after the Indemnified Party’s notice is given, give notice to the Indemnified Party of its election to assume the defense thereof, the Indemnifying Party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the Indemnified Party. Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that an action may adversely affect it or its Affiliates other than a result of monetary damages, such Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle such action, but the Indemnifying Party shall not be bound any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld, conditioned or delayed).

ARTICLE 6

POST-CLOSING COVENANTS

6.1           [Reserved]

ARTICLE 7

MISCELLANEOUS

7.1           Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or electronic mail (with confirming copy sent by one of the other delivery methods specified herein) or by overnight courier or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or when so received by facsimile or electronic mail or courier, or, if mailed, five calendar days after the date of mailing, as follows:

If to ACT:

Advanced Cell Technology, Inc.
11100 Santa Monica Blvd.
Suite 850
Los Angeles, CA  90025
Facsimile:  310.481.0833
Attention:        Jon Atzen, Senior Vice President and General Counsel
                           jatzen@advancedcell.com

If to Purchaser:

Kirin SD, Inc.
Hamlet Professional Building
4001 Valhalla Boulevard
Suite 103
Sioux Falls, SD  57106
Facsimile: 605.361.9702
Attention:        Dr. Toshifumi Mikayama
                           Chief Executive Officer

and with a copy to:

Morrison & Foerster LLP
1290 Avenue of the Americas
New York, NY  10104
Facsimile:         (212) 468-7900
Attention:        Rory J. Radding, Esq.
                           rradding@mofo.com

or to such other address and with such other copies as any party hereto shall notify the other parties hereto (as provided above) from time to time.

7.2           Expenses. Regardless of whether the transactions provided for in this Agreement are consummated, ACT on the one hand and the Purchaser on the other hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereby and thereby (including legal fees, accounting fees, investment banking fees and filing fees).

7.3           Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal Laws of the State of New York, without reference to the choice of law principles thereof.

7.4           Dispute Resolution.

(a)           The parties hereto intend that all disputes between the parties, directly or indirectly, arising out of, under or in connection with or relating to, this Agreement or the consummation of the transactions contemplated hereby shall be settled by the parties amicably through good faith discussions upon the written request of any party.

(b)           Prior to filing suit, instituting an action or seeking arbitration pursuant to Section 7.4(d) in connection with any dispute between the Purchaser on the one hand and ACT on the other (each, for purposes of this Section 7.4, a “Dispute Party” and, collectively, the “Dispute Parties”) or any of their respective Affiliates or Subsidiaries, directly or indirectly, arising out of, under or in connection with or relating to, this Agreement or any of the transactions contemplated hereby, the Dispute Parties will attempt to resolve such dispute by good faith negotiations. Such negotiations shall proceed as follows:

(i)            Either Dispute Party may send a written notice to the other Dispute Party requesting such negotiations. Promptly following receipt of such notice by the other Dispute Party, each Dispute Party shall cause the individual designated by it as having general responsibility for the affected Agreement or transaction to meet with the individual so designated by the other Dispute Party to discuss the dispute.

(ii)           If the dispute is not resolved within 30 days after the first meeting between the individuals designated in clause (i) (or if earlier, within 45 days of the notice referred to in clause (i) above), then, upon the written request of either Dispute Party, each Dispute Party shall cause the individual designated by it as having general responsibility for the overall relationship defined by this Agreement to meet with the individual so designated by the other Dispute Party to discuss the dispute.

(iii)          If the dispute is not resolved within 15 days after the first meeting between the individuals designated in clause (ii) (or if earlier within 30 days of the notice referred to in clause (ii) above), then, upon the written request of either Dispute Party, Dr. Michael West or William Caldwell, IV on behalf of ACT, on the one hand, and Dr. Toshifumi Mikayama on behalf of the Purchaser, on the other hand, shall meet and attempt in good faith to negotiate a resolution to the dispute.

Except and only to the limited extent provided in Section 7.4(c), neither Dispute Party shall, and shall cause their respective Affiliates not to, file suit, institute an action or seek arbitration pursuant to Section 7.4(d) with respect to the dispute until at least 30 days after the first meeting between the corporate officers described in clause (iii) above (or, if earlier, 45 days after the notice referred to in such clause (iii)).

(c)           Notwithstanding the provisions of Section 7.4(b), either Dispute Party may institute an action seeking a preliminary injunction, temporary restraining order, or other equitable relief, if necessary in the reasonable opinion of that Dispute Party to avoid material harm to its property, rights or other interests, before commencing, or at any time during the course of, the dispute procedure described in Section 7.4(b). In addition, either Dispute Party may file an action prior to the commencement of or at any time during or after the dispute resolution procedures in Section 7.4(b) if in the sole opinion of that Dispute Party it is necessary to prevent the expiration of a statute of limitations or filing period or the loss of any other substantive or procedural right.

(d)           In the event of any dispute, controversy, or claim arising out of or relating to any provision of this Agreement or the interpretation, enforceability, performance, breach, termination, or validity hereof (including, without limitation, this Section 7.4) which cannot be resolved pursuant to Sections 7.4(a) and (b), such matter shall be solely and finally settled pursuant to arbitration conducted in accordance with the Rules of Arbitration of the International Chamber of Commerce (the “Rules”). Such arbitration shall be conducted by three arbitrators to be appointed in accordance with the then existing Rules as modified by this Section 7.4. Of the three arbitrators, ACT shall nominate one arbitrator, the Purchaser shall nominate one arbitrator, and the third arbitrator, who will act as chairman, will be nominated by the other two appointed arbitrators or, failing agreement between them within 30 days of their appointment, by the International Court of Arbitration of the International Chamber of Commerce, pursuant to the Rules. If the chairman nominated by the other two appointed arbitrators does not agree to act, or is unable to act, as chairman, the chairman shall be appointed pursuant to the Rules. The place of arbitration shall be in New York, New York, U.S.A., and the arbitration shall be conducted in English. The arbitration panel shall decide the dispute applying the substantive laws of the State of New York. Judgment of the arbitration panel shall be final and binding and may be entered in, and shall be fully enforceable by, a court of competent jurisdiction. The parties hereby agree that the state and federal courts located in New York, New York are courts of competent jurisdiction and the parties hereby submit to the jurisdiction of such courts waiving any objection each may now have or hereafter have to jurisdiction, venue or convenience of forum. The parties agree that any party may file a copy of this provision with any court as written evidence of the parties’ voluntary agreement to waive any objections to jurisdiction.

7.5           Assignment; Successors and Assigns; No Third Party Rights. This Agreement may not be assigned by any party hereto or thereto without the prior written consent of the other parties hereto or thereto, and any attempted assignment shall be null and void; provided, however, this Agreement may be assigned or transferred by the Purchaser upon notice but without the prior written consent of the other parties hereto to an Affiliate of the Purchaser and nothing in this Agreement shall prevent the consolidation, merger or sale of the Purchaser to an Affiliate of the Purchaser. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided in Sections 5.2 and 5.3, this Agreement shall be for the sole benefit of the parties hereto, and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, benefit, remedy or claim hereunder.

7.6           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

7.7           Titles and Headings. The headings and table of contents in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

7.8           Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the matters covered hereby and thereby, and supersede all previous written, oral or implied understandings among them with respect to such matters.

7.9           Amendment and Modification. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

7.10         Publicity; Public Announcements. Unless otherwise required by applicable Laws or the requirements of any national securities exchange (and, in that event, only if time does not permit), ACT and the Purchaser shall consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release with respect to the transactions contemplated hereby and shall not issue any such press release without each other’s consent, which consent shall not be unreasonably withheld or delayed. The parties agree that the initial press release to be issued with respect to this Agreement and the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties. The parties agree that this Agreement and the other agreements related to this Agreement may be disclosed pursuant to all applicable Laws including, without limitation, state and federal securities laws and regulations.

7.11         Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties hereto entitled to the benefit thereof, but only by a writing signed by the party or parties waiving such terms or conditions.

7.12         Severability. If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

7.13         No Strict Construction. Each of the parties hereto acknowledges that this Agreement has been prepared jointly by the parties hereto and shall not be strictly construed against any party hereto.

7.14         Specific Performance. The parties agree that if any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine; accordingly, the parties shall be entitled to specific performance of the terms hereof or injunctive relief, in addition to any other remedy at law or in equity.

7.15         Further Assurances. Each party agrees to (a) furnish upon request to each other party such further information, (b) to execute and deliver to each other party such other documents and (c) to do such other acts and things, all as another party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated herein.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

KIRIN SD, INC.

By:	/s/ TOSHIFUMI MIKAYAMA
Name: Toshifumi Mikayama
Title: President

ADVANCED CELL TECHNOLOGY, INC.

By:	/s/ William Caldwell, IV
Name: William Caldwell, IV
Title: Chief Executive Officer

Exhibit A

Definitions

“Action” means any administrative, regulatory, judicial or other proceeding, inquiry or investigation by or before any Governmental Authority or arbitrator.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ability to elect the majority of members of the board of directors or other governing body of a Person, and the terms “controlled” and “controlling” have correlative meanings.

“Claims” means any and all (i) claims, (ii) demands, (iii) disputes, or (iv) causes of action, relating to or resulting from an Action.

“Contract” means any legally binding contract, agreement, indenture, deed of trust, license, note, bond, loan instrument, mortgage, lease, purchase or sales order, guarantee and any similar undertaking, commitment, understanding or arrangement, whether written or oral.

“Encumbrances” means security interests, liens (statutory or otherwise), Claims, charges, title defects, mortgages, pledges, easements, encroachments, restrictions on use, rights-of-way, rights of first refusal, conditional sales or other title retention agreements, covenants, conditions or other similar restrictions (including restrictions on transfer) or other encumbrances of any nature whatsoever.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any supranational, national, federal, state or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, commission, court, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-Governmental Authority or self-regulatory body or stock exchange established by a Governmental Authority to perform any of such functions.

“Laws” means all national, federal, state or local laws (including common law), constitutions, statutes, codes, rules, regulations, ordinances, directives, concessions, executive Orders or decrees of a Governmental Authority.

“Liabilities” means any and all debts, liabilities, commitments and obligations, whether or not fixed, contingent or absolute, matured or unmatured, direct or indirect, liquidated or unliquidated, accrued or unaccrued, known or unknown, whether or not required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

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“Orders” means any order, judgment, injunction, decree or award or writ of any court, tribunal, arbitrator, Governmental Authority or other Person having jurisdiction.

“Person” means an individual, general or limited partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, estate, joint venture, firm, branch, registered office, Governmental Authority or any other entity.

“Subsidiary” of any entity means, at any date, any Person of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests or more than 50% of the profits or losses of which are, as of such date, owned, controlled or held by the applicable entity or one or more subsidiaries of such entity.

“Tax” or “Taxes” means any national, federal, state or local taxes, including but not limited to any income, gross receipts, payroll, employment, excise, customs duties, severance, stamp, business, premium, windfall profits, environmental, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, service, service use, occupation, lease, lease use, transfer, registration, value added, workers’ compensation, employee withholding tax, or similar tax, any alternative or add-on minimum tax, and any estimated tax, in each case, including any interest, penalty, or addition thereto, whether disputed or not.

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Exhibit B

Covenant Not To Sue

As a material consideration and inducement to Kirin SD, Inc. (“Purchaser”) to execute the Purchase Agreement dated as of May      , 2006 (the “Purchase Agreement”) by and between Advanced Cell Technology, Inc. (“ACT”) and Purchaser, ACT and all of its respective past, present and future parents, subsidiaries, and affiliates, and each of their past, present and future constituent members, partners, officers, shareholders, directors, agents, employees, contractors or consultants and each of their respective successors and assigns, and any other person or entity now, previously or hereafter affiliated in any manner with any of them (collectively with ACT, the “Seller Parties”) hereby unconditionally covenant and agree that each of them shall, except as otherwise expressly provided herein, forever refrain from (i) initiating, filing, instituting, maintaining, or proceeding upon, or encouraging, advising, or voluntarily assisting any other person or entity to initiate, institute, maintain, or proceed upon any claim, demand, cause of action or right of any nature whatsoever, against any of Purchaser and its past, present and future parents, subsidiaries, and affiliates, and each of their past, present and future constituent members, partners, officers, shareholders, directors, agents and employees, and each of their respective successors and assigns, and any other person or entity now, previously or hereafter affiliated in any manner with any of them (collectively with Purchaser, the “Purchaser Parties”), arising from or related to, whether directly or indirectly, the infringement or violation of any patent, or other intellectual property rights, arising out of or related to the subject matter of the UMASS Litigation (as defined below), of any Seller Parties, or (ii) assigning or otherwise transferring any such claim, demand, cause of action or right against any Purchaser Parties to any person or entity. The Seller Parties, collectively and each of them individually, represent and warrant that as of this date there are no claims, demands, or causes of action against any Purchaser Parties of any nature known to any of the Seller Parties. The Seller Parties, collectively and each of them individually, acknowledge and agree that the covenants and obligations set forth in this Covenant may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any claim, demand, action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of this Covenant. Notwithstanding the foregoing, the aforementioned covenant and agreement by the Seller Parties shall not apply to any claims or causes of action that the Seller Parties may have against any of the Purchaser Parties arising out of or relating to (1) a breach by any of the Purchaser Parties of the Exclusive License Agreement or Non-Exclusive License Agreement between certain of the Purchaser Parties and ACT (the “License Agreements”) or the inaccuracy of any of the representations and warranties made by any of the Purchaser Parties in the Purchase Agreement or the License Agreements, or (2) the infringement or violation by any of the Purchaser Parties of any ACT Owning and Controlling Technologies (as defined below). For purposes of this Covenant Not To Sue, the term “UMASS Litigation” means the lawsuit filed by the University of Massachusetts against Drs. Philippe Collas and James Robl (styled as University of Massachusetts v. Robl & Collas, No. 03-0445 BLS2 (Mass. Super. Ct., Suffolk County)) with respect to certain intellectual property that Drs. Collas and Robl have assigned to Aurox, LLC; and the term “ACT Owning and Controlling Technologies” means any technology, including patent rights or other intellectual property rights, owned by or licensed to the Seller Parties

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that the Seller Parties have not authorized the Purchaser Parties to use, either pursuant to a license agreement or otherwise.

IN WITNESS WHEREOF, the parties hereto have caused this Covenant-Not-to-Sue to be duly executed as of the day and year first above written.

ADVANCED CELL TECHNOLOGY, INC.

By

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Exhibit C

Release

FOR AND IN CONSIDERATION of the purchase by Kirin SD, Inc., a Delaware corporation (“Buyer”), of all the issued and outstanding limited liability company interests (collectively, the “Interests”) of Hematech, LLC, a Delaware limited liability company (“Hematech”), held by Advanced Cell Technology, Inc., a Delaware corporation (the “Member”), pursuant to a Purchase Agreement (as defined herein), the undersigned, hereby, unconditionally and irrevocably releases and forever discharges, Hematech, Hematech-GAC Venture, LLC, a Delaware limited liability company, Buyer, and Kirin Brewery Company, Limited, a Japanese corporation, and their respective Affiliates, officers, directors, employees, stockholders, members, agents, legal representatives and other advisers, successors and assigns and the respective officers, directors, employees, stockholders, members, agents, legal representatives and other advisers, successors and assigns of such Affiliates (hereinafter collectively referred to as the “Released Parties”), absolutely and forever, of and from any and all direct or indirect liabilities, claims, losses, damages, costs, expenses, deficiencies, obligations, commitments, disputes, responsibilities, demands, benefits, accounts, liens, rights of action, claims for relief and causes of action, of every nature and kind whatsoever, in law or in equity, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including without limitation, any rights to reimbursement or indemnification from the Hematech under the Hematech’s organizational documents, their operating agreements or otherwise (“Claims”), which the undersigned and its respective affiliates, representatives, agents, attorneys, heirs, executors, administrators, successors and assigns had, have or may have against any Released Party for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the Closing Date, except for any Claims arising out of or related to the Agreement

Capitalized terms used in this Release without definition have the respective meanings given to them in the Purchase Agreement dated as of May     , 2006, by and among Buyer and Advanced Cell Technology, Inc. (the “Agreement”).

The foregoing Release includes all claims, actions, and demands that now exist or may hereafter accrue based on matters now unknown as well as known and matters unanticipated as well as anticipated, resulting or to result from the status of the undersigned as a Member or otherwise.

The undersigned hereby represents that it has not heretofore transferred, conveyed, or assigned any Claim or any portion thereof or interest therein. The undersigned further represents that in executing this Release it has not relied upon any representation or statement made by any Released Party or any of the representatives with regard to the subject matter, basis, or effect of this Release, except such representations as are set forth in the Agreement.

This Release may not be changed except in a writing signed by each of the undersigned and Buyer (or any of their respective successors). This Release shall be binding upon the undersigned and its respective heirs, executors, administrators, successors and assigns and shall

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inure to the benefit of the Released Parties and their respective heirs, executors, administrators, successors and assigns. This Release is made and entered into in the State of New York and shall be in all respects interpreted, enforced and governed under the laws of said State. The provisions of this Release shall be construed broadly so as to effectuate the intent of the parties, but not so broadly as to require that any provision must be declared or be determined by any court to be illegal or invalid. If any provision is declared or determined to be illegal or invalid, the validity of the remaining provisions shall not be affected hereby and said illegal or invalid provision shall not be deemed to be a part of this Release.

IN WITNESS WHEREOF, the undersigned has caused this Release to be executed as of the         day of May, 2006.

ADVANCED CELL TECHNOLOGY, INC.

By:
Name:
Title:

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Exhibit D

Exclusive License Agreement

See Exhibit 10.2 to this Quarterly Report on Form 10-QSB

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Exhibit E

Non-Exclusive License Agreement

See Exhibit 10.1 to this Quarterly Report on Form 10-QSB

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